                                                                 Rule 424(b)(3)
                                                      Registration No. 33-65831


                         SUNGARD(R) DATA SYSTEMS INC.


                        SUPPLEMENT DATED APRIL 19, 1999
                                      TO
                      PROSPECTUS DATED NOVEMBER 24, 1998


This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding Abraham George is amended and restated as follows:

                                         # of Shares     # of Shares      # of Shares    % of Shares
                                         Owned Before    Being Offered    Owned After    Owned After
     Name of Selling Stockholder         the Offering      For Sale      the Offering    the Offering
-------------------------------------    ------------    -------------   ------------    ------------
Abraham George.......................         172,198         172,198               0         *

Adriana Benczik......................           2,103           2,103               0         *

Donald Jakubowski....................             841             841               0         *
